EXHIBIT 10(r)

                      POST-TERMINATION BENEFITS AGREEMENT

          This Post-Termination Benefits Agreement (the "Agreement"), dated and effective as of October 1, 2000 (the "Effective Date"), is entered into by and between Relm Wireless Corporation, a Nevada corporation with its principal place of business in West Melbourne, Florida (the "Company"), and the Employee of the Company named on the signature page hereto (the "Employee").

                            Preliminary Statements

          The Company is exploring various alternatives for enhancing shareholder value, which alternatives may include a merger, sale or other transaction involving the Company which may result in a change in control of the Company, and desires to provide an incentive for the Employee to remain in the employ of the Company by providing for certain severance compensation to be paid to the Employee in the event the Employee's employment with the Company is terminated within six months following a change in control, on the terms and conditions set forth in this Agreement.

                                   Agreement

          In consideration of the premises and the respective covenants and agreements of the parties set forth below, and intending to be legally bound hereby, the parties agree as follows:

          1. Severance Compensation. Provided the Employee remains continuously employed by the Company from the Effective Date through the close of business on the closing date of a Transaction (as hereinafter defined), if, within six months following the closing date of a Transaction, (i) the Company terminates the Employee's employment other than (A) for Cause (as hereinafter defined) or (B) by reason of Employee's disability (as defined under the Company's disability insurance policy), or (ii) the Employee resigns employment, the Employee shall receive severance compensation equal to the Severance Percentage multiplied by the Employee's Annual Compensation, as set forth on
Schedule 1 to this Agreement (the "Severance Payment"), payable in cash in one lump sum within five business days after the date the Employee's employment is terminated. Furthermore, all stock options granted under the 1997 Employee Stock Option Plan that have not otherwise become vested, shall become vested as of the closing date of a Transaction.

          2. Definitions. The following capitalized terms used in this Agreement shall, for purposes of this Agreement, have the meanings set forth below.

          "Cause" shall mean the occurrence of one or more of the following: (i) Employee's refusal or failure to perform any of Employee's employment duties or responsibilities or to follow any of the Company's lawful policies or directives, which does not cease to the Company's satisfaction within ten days after written notice thereof; (ii) Employee's willful misconduct; (iii) Employee's failure to pass, or refusal to take, any drug test administered by the Company; (iv) fraud, commission of a felony or a crime involving moral turpitude, dishonesty or embezzlement by the Employee; (v) the Employee's misappropriation for personal use of assets or business opportunities of the Company; (vi) the Employee's engaging in conduct that is materially injurious to the Company, whether monetary or otherwise; or (vii) any event, condition or circumstance which, pursuant to applicable law, renders the Employee unemployable by the Company in the position and with the duties in effect as of the Effective Date.

          "Restricted Period" shall mean the period of time after termination of the Employee's employment with the Company identified on Schedule 1.

          A "Transaction" shall mean and include (i) a sale of all or substantially all of the Company's assets, (ii) a merger, recapitalization, reorganization, sale of newly-issued Company securities, sale of outstanding Company securities or other transaction, as a result of which the persons who immediately prior to such transaction collectively owned the Company's outstanding voting securities collectively own, immediately after consummation of such transaction, less than 50% of the outstanding voting securities of the Company or the surviving or resulting entity in such transaction, or which results in the resignation or replacement of two or more of the Company's directors or the addition of two or more directors, or (iii) any other transaction which the Board of Directors of the Company shall determine to constitute a Transaction for purposes of this Agreement.

          3. Restrictive Covenants. The Employee acknowledges that in order to assure the Company that it will retain the value of its business relationships, it is reasonable that the Employee be limited in utilizing trade secrets and other confidential information of the Company, Employee's special knowledge of the business of the Company and Employee's relationships with customers, suppliers and others having business relationships with the Company in any manner or for any purpose other than the advancement of the interests of the Company, as hereinafter provided. The Employee acknowledges that the Company would not enter into this Agreement and provide the benefits provided for herein without the covenants and agreements of the Employee set forth in this Section 3.

          (a) Confidentiality. The Employee acknowledges that in the course of the Employee's employment with the Company, Employee has had and is expected to continue to have extensive contact with persons with which the Company has business relationships (including customers and suppliers), and to have knowledge of and access to trade secrets and other proprietary and confidential information of the Company, including, without limitation, the identity of persons with whom the Company has business relationships, technical information, know-how, plans, specifications, and information relating to the financial condition, results of operations, employees, products and services, sources, leads or methods of obtaining new business, pricing formulae, methods or procedures, cost of supplies or services and marketing strategies of the Company or any other information relating to the Company that could reasonably be regarded as confidential or proprietary or which is not in the public domain (other than by reason of Employee's breach of the provisions of this section) (collectively, the "Confidential Information"), and that such information, even to the extent it may be developed or acquired by or through the efforts of the Employee, constitutes valuable, special and unique assets of the Company developed or acquired at great expense which are the exclusive property of the Company. Accordingly, the Employee shall not at any time, either during the time Employee is employed by the Company or thereafter, use or purport to authorize any person to use, reveal, report, publish, transfer or otherwise disclose to any person, corporation or other entity, any Confidential Information without the prior consent of the Company, except for disclosures to responsible officers of the Company and other responsible persons who are in a contractual or fiduciary relationship with the Company and who have a need for such information for purposes in the best interests of the Company. Without limiting the generality of the foregoing, the Employee shall not, directly or indirectly, disclose or otherwise make known to any Person any information as to the Company's employees and others providing services to the Company, including with respect to their abilities, compensation, benefits and other terms of employment or engagement. Upon the termination of the Employee's employment with the Company, the Employee shall promptly deliver to the Company all files, correspondence, manuals, notes, notebooks, computer diskettes, tapes, reports and copies thereof, and all other materials relating to the Company's business, including without limitation any materials incorporating Confidential Information, which are in the possession or control of the Employee.

          (b) Restriction on Competition. During the Employee's employment with the Company and for the duration of the Restricted Period, the Employee shall not, and shall not permit any persons subject to Employee's direction or control (including Employee's affiliates) to, directly or indirectly, whether alone or in association with others, as principal, officer, agent, employee, director or stockholder of any corporation, partnership, association or other entity, or through the investment of capital, lending of money or property, rendering of services or otherwise, engage in, influence, control, have an interest in or otherwise become actively involved with any business that competes with the Company or any of its affiliates. The Employee acknowledges that the business of the Company is national and international in scope, as its current and anticipated customers and suppliers are located throughout the United States and abroad, and that it is therefore reasonable that the restrictions set forth in this Section 3(b) not be limited to any specified geographic area.

          (c) Nonsolicitation. During the Employee's employment with the Company and for the duration of the Restricted Period, the Employee shall not, and shall not permit any persons subject to Employee's direction or control (including Employee's affiliates) to, directly or indirectly, on their own behalf or on behalf of any other person (except the Company or its affiliates),
(i) call upon, accept business from, or solicit the business of any person who is, or who had been at any time during the preceding twelve months, a customer of the Company or any of its affiliates, (ii) otherwise divert or attempt to divert any business from the Company or any of its affiliates, (iii) interfere with the business relationships between the Company and any of its affiliates, on the one hand, and any of their respective customers, suppliers or others with whom they have business relationships, on the other hand, or (iv) recruit or otherwise solicit or induce, or enter into or participate in any plan or arrangement to cause, any person who is an employee of, or otherwise performing services for, the Company or any of its affiliates to terminate his or her employment or other relationship with the Company or such affiliate, or hire any person who has left the employ of the Company or an affiliate during the preceding twelve months.

          (d) Nondisparagement. The Employee shall not at any time, either during the time Employee is employed by the Company or thereafter, directly or indirectly, engage in any conduct or make any statement, whether in commercial or noncommercial speech, disparaging or criticizing in any way the Company or its affiliates, or any products or services offered by any of them, nor shall the Employee engage in any other conduct or make any other statement that could reasonably be expected to impair the goodwill of any of them, the reputation of any products of the Company or its affiliates or the marketing of such products, in each case except as may be required by law, and then only after consultation with the Company to the extent possible.

          (e) Exception. The ownership or control by the Employee or Employee's affiliates, as a passive investor, of up to two percent of the outstanding voting securities or securities of any class of a company with a class of securities registered under the Securities Exchange Act of 1934, as amended, shall not be deemed to be a violation of the provisions of this Section 3.

          4.   Remedies.  The Employee agrees that the restrictions set forth in
Section 3, including the length of the Restricted Period, the geographic area covered and the scope of activities proscribed, are reasonable for the purposes of protecting the value of the business and goodwill of the Company. The Employee acknowledges that compliance with the restrictions set forth in Section 3 will not prevent Employee from earning a livelihood, and that in the event of a breach by the Employee of any of the provisions of Section 3, monetary damages would not provide an adequate remedy to the Company. Accordingly, the Employee agrees that, in addition to any other remedies available to the Company, the Company shall be entitled to seek injunctive and other equitable relief to secure the enforcement of these provisions, and shall be entitled to receive reimbursement from the Employee for attorneys' fees and expenses incurred by it in enforcing these provisions. In addition to its other rights and remedies hereunder, the Company shall have the right to require the Employee to account for and pay over to it all compensation, profits, money, accruals and other benefits derived or received, directly or indirectly, by the Employee from any breach of the provisions of Section 3, and may set off any such amounts due it from the Employee against any amounts otherwise due Employee from the Company. If the Employee breaches the covenant set forth in Section 3, the running of the Restricted Period shall be tolled for so long as such breach continues. It is the desire and intent of the parties that the provisions of Sections 3 and 4 be enforced in full; however, if any court of competent jurisdiction shall at any time determine that, but for the provisions of this paragraph, any part of this Agreement relating to the time period, scope of activities or geographic area of restrictions is invalid or unenforceable, the maximum time period, scope of activities or geographic area, as the case may be, shall be reduced to the maximum which such court deems enforceable with respect only to the jurisdiction in which such adjudication is made. If any other part of this Agreement is determined by such a court to be invalid or unenforceable, the invalid or unenforceable provisions shall be deemed amended (with respect only to the jurisdiction in which such adjudication is made) in such manner as to render them enforceable and to effectuate as nearly as possible the original intentions and agreement of the parties.

          5. Termination of this Agreement. This Agreement shall terminate on October 1, 2001, if a Transaction has not occurred by such date; provided that the Company may extend this Agreement in its sole discretion by written notice to the Employee. For purposes of this Section 5 only (and not for purposes of determining whether the Severance Payment has become payable), a Transaction shall be deemed to have occurred if the closing of the Transaction has occurred or if the material agreements pursuant to which the Transaction is to occur have been executed and delivered by the parties to the Transaction.

          6. No Alteration of Employment Terms or Status. Except as expressly provided in this Agreement, nothing herein shall alter in any way any of the terms of employment of the Employee, including without limitation the Employee's rights with respect to any stock options

Employee may have been granted under the Company's 1997 Stock Option Plan. Nothing in this Agreement shall be deemed to expressly or impliedly alter the employment relationship between the Employee and the Company, which shall remain an "at will" employment relationship.

          7.   Miscellaneous.

               (a) Definition of Terms. The term "affiliate," when used in this Agreement with respect to any person, means any person that, directly or indirectly, controls, is controlled by or is under common control with such person, and with respect to any natural person, includes the members of such person's immediate family (spouse, children and parents). The term "person," when used in this Agreement, means any natural person or entity with legal status.

               (b) Entire Agreement. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof and merges and supersedes any prior or contemporaneous agreements between the parties pertaining thereto, including without limitation any prior agreements, arrangements, understandings or commitments of any nature whatsoever relating to severance payments or other compensation in connection with termination of Employee's employment.

               (c) Amendment. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

               (d) Waiver. No waiver by any party of any of its rights under this Agreement shall be effective unless in writing and signed by the party against which the same is sought to be enforced. No such waiver by any party of its rights under any provision of this Agreement shall constitute a waiver of such party's rights under such provisions at any other time or a waiver of such party's rights under any other provision of this Agreement. No failure by any party hereto to take any action against any breach of this Agreement or default by another party shall constitute a waiver of the former party's right to enforce any provision of this Agreement or to take action against such breach or default or any subsequent breach or default by such other party.

               (e) Successors and Assigns. The Employee shall not have the right to assign Employee's rights or obligations hereunder. The Company shall not have the right to assign its rights or obligations under this Agreement without the prior written consent of the Employee, provided that this Agreement may be assigned by the Company without the consent of the Employee to another corporation under common control with the Company, and upon the sale of all or substantially all of the assets, business and goodwill of the Company to another company, or upon the merger or consolidation of the Company with another company, this Agreement may be assigned by the Company to the purchaser of such assets and shall inure to the benefit of, and be binding upon, both the Employee and the company purchasing such assets, business and goodwill, or surviving such merger or consolidation, as the case may be, in the same manner and to the same extent as though such other company were the Company. Subject to the foregoing, this Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their legal representatives, heirs, successors and permitted assigns. Except as otherwise specifically provided herein, the rights and obligations of the parties under this Agreement shall be unaffected by a change in control of the Company.

          (f) Additional Acts. The Employee and the Company shall execute, acknowledge and deliver and file, or cause to be executed, acknowledged and delivered and filed, any and all further instruments, agreements or documents as may be necessary or expedient in order to consummate the transactions provided for in this Agreement and do any and all further acts and things as may be necessary or expedient in order to carry out the purpose and intent of this Agreement.

          (g) Communications. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been given at the time personally delivered, on the business day following the day such communication is sent by national overnight delivery service, on acknowledgment of receipt of a facsimile of such communication, or five days after being deposited in the United States mail enclosed in a registered or certified postage prepaid envelope, return receipt requested, and addressed to the recipient at the address set forth beneath the recipient's signature to this Agreement, or sent to such other address as a party may specify by notice to the other party; provided, however, that any notice of change of address shall be effective only upon receipt.

          (h) Severability. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, such invalidity or unenforceability shall not affect the validity and enforceability of the other provisions of this Agreement and the provision held to be invalid or unenforceable shall be enforced as nearly as possible according to its original terms and intent to eliminate such invalidity or unenforceability.

          (i) Withholding Taxes. The Company may withhold from amounts payable under this Agreement such federal, state and local taxes as are required to be withheld pursuant to any applicable law or regulation and the Company shall be authorized to take such action as may be necessary in the opinion of the Company's counsel to satisfy all obligations for the payment of such taxes.

          (j) Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Florida applicable to agreements made and to be performed entirely in such state, without regard to the conflict of laws principles of such state.

          (k) Confidentiality. The Employee shall not disclose the existence of this Agreement or any of the terms or conditions hereof to any person without the prior written consent of the Company, except for disclosures to such of Employee's personal advisors or representatives who have a need to know such information in connection with the performance of their services to the Employee.

          (l) Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of any provisions of this Agreement.

          (m) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

          (n) Litigation; Prevailing Party. If any litigation is instituted regarding this Agreement, the prevailing party shall be entitled to receive from the non-prevailing party, and the non-prevailing party shall pay, all reasonable fees and expenses of counsel for the prevailing party.

          (o) Waiver of Jury Trial. Each party hereto knowingly, irrevocably and voluntarily waives its right to a trial by jury in any litigation which may arise under or involving this Agreement.

          (p) Venue; Jurisdiction. If any litigation is to be instituted regarding this Agreement, it shall be instituted in the state and federal courts located in Brevard County, Florida, and each party irrevocably consents and submits to the personal jurisdiction of such courts in any such litigation, and waives any objection to the laying of venue in such courts. Service of process in any such litigation shall be effective as to any party if given to such party by registered or certified mail, return receipt requested, or by any other means of mail that requires a signed receipt, postage prepaid, mailed to such party as provided in Section 7(g).

          (q) Remedies Cumulative. No remedy made available by any of the provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity.

          IN WITNESS WHEREOF, the parties hereto have each duly executed this Agreement as of the date set forth above.

                              RELM WIRELESS CORPORATION



                              By: /s/ Donald F. U. Goebert
                                 --------------------------------
                                    Donald F. U. Goebert
                                    Chairman of The Board of Directors
                                    7100 Technology Drive
                                    West Melbourne, Florida 32904

                              EMPLOYEE:


                                  /s/ David P. Storey
                                  -------------------------------
                                  David P. Storey
                                  119 Aquarina Boulevard
                                  Melbourne Beach, Florida 32951

                                  Schedule 1

Employee:                David P. Storey

Position/Title:          President & Chief Executive Officer

Annual Compensation:     $203,000

Severance Percentage:    100%

Restricted Period:       One Year